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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                       CHESAPEAKE UTILITIES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

               DELAWARE                              51-0064146
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)

                           909 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904
                                (302) 734-6744
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               WILLIAM C. BOYLES
                       TREASURER AND ASSISTANT SECRETARY
                       CHESAPEAKE UTILITIES CORPORATION
                           909 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904
                                (302) 734-6744
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                         NUMBER OF AGENT FOR SERVICE)

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Sales are expected to take place from time to time after this Registration Statement becomes effective.

  If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                      CALCULATION OF REGISTRATION FEE(1)

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
                                               PROPOSED         PROPOSED
  TITLE OF EACH CLASS                          MAXIMUM          MAXIMUM
  OF SECURITIES TO BE        AMOUNT TO      OFFERING PRICE AGGREGATE OFFERING    AMOUNT OF
       REGISTERED          BE REGISTERED       PER UNIT          PRICE        REGISTRATION FEE
----------------------------------------------------------------------------------------------
Common Stock, par value
 $.4867 per share....... $300,000 Shares(2)   $14.8125(3)    $4,443,750(3)       $1,532.33

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(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the
    Prospectus contained herein will be used in connection with the offer and sale of securities covered by Registration Statement No. 33-28391, as amended, filed by the Registrant on April 27, 1989. A total of 67,718 shares of Common Stock are being carried forward from such prior registration statement on which a filing fee of $540.00 was paid.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount of shares registered includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) based on the average of the high and low prices as reported by NYSE Composite Transactions for November 24, 1995.

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

PROSPECTUS

                          [LOGO OF CPK APPEARS HERE]

CHESAPEAKE UTILITIES CORPORATION

VALUEVEST AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

300,000 SHARES OF COMMON STOCK
(PAR VALUE $.4867 PER SHARE)

  Chesapeake Utilities Corporation, a Delaware corporation, and its subsidiaries are engaged primarily in the distribution of natural gas for residential, commercial and industrial use in Delaware, Maryland and Florida; the transmission of natural gas to utility and industrial customers in Delaware and Maryland; the distribution of propane in Delaware, Maryland and Virginia; and information technology services. The address of the principal executive offices of the Corporation is P.O. Box 615, Dover, Delaware 19903-0615 (telephone number (302) 734-6716 or (800) 936-7275).

  The provisions of ValueVest, the Corporation's Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"), are stated in this Prospectus in a question and answer format. This Plan amends and replaces the Plan as originally effective on April 27, 1989 and all amendments thereto prior to the date of this Prospectus.

  Under the Plan, stockholders of the Corporation may elect to participate in either of the following:

  . Dividend Reinvestment--under which cash dividends will be reinvested on all or a portion of the shares of Common Stock registered in the name of the participant or held for the account of the participant under the Plan.

  . Optional Cash Investment--under which a participant can purchase additional shares of Common Stock, at the current market price, through a minimum payment of $50 up to aggregate payments of $15,000 per calendar quarter.

  THE COMMON STOCK OF CHESAPEAKE UTILITIES CORPORATION IS TRADED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "CPK".

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               The date of this Prospectus is December 1, 1995.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CHESAPEAKE UTILITIES CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CHESAPEAKE UTILITIES CORPORATION SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
Chesapeake Utilities Corporation...........................................   4
Description of the Plan....................................................   4
 Purpose...................................................................   4
 Advantages................................................................   4
 Administration............................................................   5
 Participation.............................................................   6
 Purchases.................................................................   7
 Dividend Distribution on Plan Shares......................................   8
 Direct Deposit of Cash Dividends..........................................   8
 Optional Cash Investments.................................................   9
 Optional Cash Investments through Payroll Deductions......................  10
 Costs.....................................................................  11
 Reports to Participants...................................................  11
 Safekeeping of Certificates...............................................  11
 Certificates for Shares...................................................  11
 Termination of Participation..............................................  12
 Federal Income Tax Consequences...........................................  13
 Other Information.........................................................  14
Description of Common Stock................................................  17
Application of Proceeds....................................................  17
Legal Opinions.............................................................  18
Experts....................................................................  18
Indemnification............................................................  18

                             AVAILABLE INFORMATION

  Chesapeake Utilities Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Corporation can be inspected at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, 7 World Trade Center, New York, New York 10048) and Chicago (Suite 1400, 500 West Madison Street, Chicago, Illinois 60661). Such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such materials can be inspected at the offices of the New York Stock Exchange, Inc., Room 401, 20 Broad Street, New York, New York 10005.

  The Corporation has filed a registration statement (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended, relating to the shares of Common Stock offered hereby. This Prospectus has been filed as a part of the Registration Statement and does not contain all information set forth in the Registration Statement and the exhibits thereto. The Registration Statement and the exhibits thereto may be inspected and copied, or copies may be obtained at prescribed rates, in the manner set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission under the Exchange Act are incorporated herein by reference:

    (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1994;

    (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

    (c) The Corporation's Interim Reports on Form 8-K, dated August 23, 1995 and October 20, 1995;

    (d) The description of Common Stock contained in the Corporation's Registration Statement filed pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description. See "Description of Common Stock" in this Prospectus for a current description of the Corporation's Common Stock.

  All reports and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in an incorporated document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other incorporated document subsequently filed modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests for copies of such documents should be directed to the Investor Relations Administrator, Chesapeake Utilities Corporation, P.O. Box 615, Dover, Delaware 19903-0615, telephone number (302) 734-6716 or (800) 936-7275.

                       CHESAPEAKE UTILITIES CORPORATION

  Chesapeake Utilities Corporation, a Delaware corporation, and its subsidiaries are engaged primarily in the distribution of natural gas for residential, commercial and industrial use in Delaware, Maryland and Florida; the transmission of natural gas to utility and industrial customers in Delaware and Maryland; the distribution of propane in Delaware, Maryland and Virginia; and information technology services.

  The address of the principal executive offices of the Corporation is P.O. Box 615, Dover, Delaware 19903-0615 (telephone number (302) 734-6716 or (800)
936-7275).

                            DESCRIPTION OF THE PLAN

  The following is a question and answer statement of the provisions of the Plan which has been approved by the Corporation's Board of Directors. The Plan first became effective on April 27, 1989, and has been amended in certain respects effective as of the date of this Prospectus. The Plan will continue in effect as so amended until further modified or terminated by the Corporation.

PURPOSE

  1. What is the purpose of the Plan?

  The purpose of the Plan is to provide holders of Common Stock with a convenient and economical method of investing cash dividends and to make optional cash investments for the acquisition of additional shares of the Corporation's Common Stock without payment of any brokerage commission or service charge. The Corporation may direct the Plan Administrator (as hereinafter defined) either to purchase shares in the open market or from the Corporation to satisfy the requirements of the Plan. Shares purchased from the Corporation will provide the Corporation with funds which it intends to use for general corporate purposes. The Plan also provides stockholders with the opportunity to deposit with the Plan Administrator any or all of the Common Stock certificates currently registered in their name for safekeeping.

ADVANTAGES

  2.  What are some of the advantages of the Plan?

    . Full or Partial Reinvestment of Dividends. Cash dividends on all or any portion of a participant's shares of Common Stock can be automatically reinvested. Cash dividend payments not reinvested will be paid to participants by check or through electronic direct deposit.

    . Direct Deposit of Cash Dividends. Participants may elect to have cash dividends on Plan shares deposited directly into a designated bank account.

    . Safekeeping of Certificates. Participants may deposit any or all certificates currently registered in their name with the Plan Administrator for safekeeping and will receive credit to their Plan account for such shares. Participants may elect to have all, a portion or none of the dividends on such shares reinvested into additional shares of Common Stock.

    . Employee Payroll Deductions. Employees of the Corporation or its subsidiaries may participate in the Plan through payroll deductions from after-tax earnings.

    . Full Investment of Funds and Dividends. Under the Plan, full investment of funds received as optional cash investments is possible (subject to minimum and maximum purchase requirements) because both full and fractional shares will be credited to the participant's Plan account. In addition, dividends paid by the Corporation on both whole and fractional shares held by the Plan can be reinvested in additional Common Stock.

    . Simplified Recordkeeping for the Participant. Periodic statements of account providing a complete record of year-to-date account transactions are sent quarterly to all participants after each dividend investment date. For those participants who make optional cash investments, a statement of account also will be sent for each month in which an investment is made by the Plan Administrator.

    . Savings to the Participant. Participation in the Plan provides a convenient way to invest in additional shares of Common Stock without payment of a brokerage commission or service charge.

ADMINISTRATION

  3. Who administers the Plan?

  The Plan is administered by The First National Bank of Boston ("Plan Administrator"). The responsibilities of the Plan Administrator include effecting Common Stock purchases on behalf of the Plan, maintaining participant accounts, keeping the necessary records, sending statements of account to participants and performing other administrative duties relating to the operation of the Plan. The name, address and telephone number of the Plan Administrator are as follows:

    The First National Bank of Boston
    c/o Chesapeake Utilities Corporation
    Dividend Reinvestment Unit
    P.O. Box 1681
    Boston, MA 02105-1681
    (800) 736-3001

  The Plan Administrator will hold all shares of Common Stock purchased for each participant or deposited for safekeeping under the Plan until a written request for withdrawal of shares is received from the participant. See the answers to Questions 32 and 34. All shares of Common Stock purchased under the Plan or deposited for safekeeping will be registered in the name of the Plan Administrator or its nominee as the agent for Plan participants. As recordholder of shares held for participants' accounts, the Plan Administrator will receive and reinvest for the account of participants the cash dividends on all shares held by the Plan on the dividend record date that are designated for dividend reinvestment.

  The Corporation may adopt such rules and regulations as it deems appropriate for the administration of the Plan.

  The Plan Administrator also acts as dividend disbursing agent, transfer agent and registrar for the Corporation.

  4. What are the limitations on the responsibilities of the Corporation and the Plan Administrator under the Plan?

  Neither the Corporation nor the Plan Administrator will be liable for any good faith act or any omission to act in connection with the administration of the Plan, including, without limitation, the prices at which shares of Common Stock are purchased under the Plan.

  The participant should recognize that neither the Corporation nor the Plan Administrator can assure the participant of a profit or protect the participant against a loss from an investment in shares of the Common Stock purchased under the Plan.

PARTICIPATION

  5. Who is eligible to participate in the Plan?

  All holders of record of Common Stock are eligible to participate in the Plan. Beneficial owners of shares of Common Stock that are registered in a name other than such owner (for instance, in the name of a broker, a bank or other nominee) either must make appropriate arrangements with the nominee to become a participant in the Plan or the beneficial owner must become a stockholder of record by having such shares transferred into the beneficial owner's name. To have shares re-registered in the beneficial owner's name, the participant must request a certificate representing such shares from the broker, bank or other nominee.

  6. How does a stockholder become a participant in the Plan?

  An eligible stockholder may become a participant in the Plan at any time by completing an Authorization Form and returning it to the Plan Administrator at the address indicated in the answer to Question 3. Where the stock is registered in more than one name (i.e., joint tenants, etc.), all registered holders must sign the Authorization Form. An Authorization Form is enclosed with this Prospectus for this purpose. Additional Authorization Forms and copies of this Prospectus may be obtained by contacting the Plan Administrator at the address or phone number provided in the answer to Question 3.

  7. Is partial participation possible under the Plan?

  Yes. Stockholders by so indicating on the Authorization Form under "Partial Dividend Reinvestment" may elect to enroll in the Plan only a portion of the shares of Common Stock registered in their name. A participating stockholder will continue to receive dividends, as declared by the Board of Directors, on all shares not designated for participants in the Plan.

  8. When may a stockholder become a participant in the Plan?

  A stockholder may become a participant in the Plan at any time. A stockholder who completes and forwards an Authorization Form, requesting full or partial reinvestment of dividends, to the Plan Administrator on or prior to any dividend record date, will be accepted into the Plan for the corresponding dividend payment date. If the signed Authorization Form is received by the Plan Administrator after a record date, the stockholder will receive the dividend for that record date in cash and his participation in the Plan will commence with the next dividend payment date. A stockholder who deposits shares with the Plan Administrator for safekeeping only will continue to receive cash dividends in the usual manner, unless the stockholder elects to have such dividends reinvested.

  9. What options are available to the participant under the Plan?

  (a) "FULL DIVIDEND REINVESTMENT" directs the Plan Administrator to reinvest automatically, in accordance with the terms of the Plan, cash dividends on (i) all shares of Common Stock registered in the name of the participant and (ii) all shares of Common Stock credited to the participant's account under the Plan (including all shares acquired with optional cash investments and all shares deposited with the Plan Administrator for safekeeping).

  (b) "PARTIAL DIVIDEND REINVESTMENT" directs the Plan Administrator to pay a cash dividend on a portion of shares owned by the participant and to reinvest the dividends on the remainder of shares not designated for cash dividend pay-out. A participant can direct cash dividends be sent on any number of shares whether held by the participant in certificate form or by the Plan Administrator in the Plan account.

  (c) "OPTIONAL CASH INVESTMENTS ONLY" permits the participant to make optional cash payments for the purchase of additional shares of Common Stock, in accordance with the terms of the Plan, without reinvesting dividends on any shares whether held by the participant in certificate form or shares held in the Plan account.

  The Corporation reserves the right to restrict the participation in the Plan of any participant who, in the Corporation's opinion, is misusing the Plan or is causing undue expense to the Corporation.

  10. Can a participant change his investment option?

  Yes. A participant may change his existing investment option to any of the other investment options at any time by completing a new Authorization Form and returning it to the Plan Administrator at the address set forth in the answer to Question 3. An Authorization Form may be obtained by contacting the Plan Administrator. Any such change received by the Plan Administrator on or prior to any record date for a dividend payment will become effective for that dividend payment.

PURCHASES

  11. What is the source of the shares of Common Stock purchased under the Plan?

  Shares of Common Stock purchased under the Plan will, at the Corporation's discretion, be purchased (i) from the Corporation (in which event such shares will be either authorized but unissued shares or shares held in the treasury of the Corporation), (ii) in the open market, (iii) in one or more negotiated transactions, or (iv) a combination of the foregoing.

  12. When will shares of Common Stock be purchased under the Plan?

  Purchases of Common Stock with cash dividends are made in each quarter in which a cash dividend is paid. The investment date for such cash dividends is the dividend payment date.

  Purchases of Common Stock with optional cash investments are made by the Plan on a monthly basis. For those months in which a cash dividend is paid (usually January, April, July and October), the investment date for optional cash investments is the dividend payment date. For all other months, the investment date for optional cash investments is the fifth day of the month, except months in which the fifth day falls on a weekend or on a day when the New York Stock Exchange is closed; in such cases, the investment date will be the next business day. Optional cash investments received by the Plan Administrator on or before the third business day prior to an investment date will be used to purchase shares of Common Stock on or beginning on such investment date. Optional cash investments received later than the third business day prior to an investment date will be held by the Plan Administrator until the next investment date.

  Shares of Common Stock acquired from the Corporation will be purchased on the investment date and will be allocated to each participant's account on that date. The purchase of shares of Common Stock to be acquired in the open market or in negotiated transactions will begin on the investment date and will be completed as soon as practicable. Such shares will be credited to each participant's account upon the completion of all purchases.

  13. What will be the price of shares of Common Stock purchased under the Plan?

  The price of shares of Common Stock purchased under the Plan from the Corporation will be 100% of the average of the high and low sales prices of the Common Stock, based on the New York Stock Exchange

Composite Transactions as reported on the investment date. In no event will shares of Common Stock be sold by the Corporation to the Plan at less than par value.

  The price of shares purchased under the Plan in the open market or in negotiated transactions will be the average cost of all shares of Common Stock purchased with funds to be invested as of the particular investment date.

  14. How many shares of Common Stock will be purchased for participants?

  The number of shares purchased on any particular investment date will depend upon (i) the amount of dividends to be invested and optional cash investments received and (ii) the applicable purchase price per share. Each participant's account will be credited with that number of shares (including a fraction computed to three decimal places) equal to the total amount to be invested divided by the applicable purchase price per share.

  Since the purchase price will be based upon market conditions existing at the time that investments are made, a participant will not know the precise number of shares to be purchased for his account either at the time a stockholder elects to participate in the Plan or at the time a participant makes an optional cash investment.

DIVIDEND DISTRIBUTION ON PLAN SHARES

  15. How will a participant's dividends on shares be credited to his account under the Plan?

  The Plan Administrator will receive all cash dividends paid on shares of Common Stock held by the Plan as of the dividend record date, will credit such dividends to each participant's account on the basis of the number of full and fractional shares (up to three decimal places) held for such account, and will reinvest such dividends in additional shares of the Common Stock.

  16. May a participant have dividends on shares held by the Plan sent directly to him?

  Yes. If under the "Partial Dividend Reinvestment" option of the Plan the participant has elected to receive cash dividends on a portion of his shares held by the Plan, dividends on only those number of shares designated by the participant will be paid in cash. Dividends paid on all other shares held for the participant's account will be reinvested by the Plan Administrator. If a participant has elected the "Optional Cash Only" option of the Plan, then cash dividends will continue to be paid on all shares whether held by the participant in certificate form or shares held in the Plan account.

DIRECT DEPOSIT OF CASH DIVIDENDS

  17. May participants have their cash dividends on Plan shares directly deposited into a designated bank account?

  Yes. Direct deposit is available to any participant who is receiving cash dividends on all or a portion of his Plan shares. A stockholder may elect to have all cash dividends paid by electronic transfer of funds to a predesignated bank account by sending a completed direct deposit form to the Plan Administrator. Direct deposit forms are available by calling or writing to the Plan Administrator. A stockholder may change a designated bank account or discontinue receiving direct deposit of dividends only by written instruction to the Plan Administrator.

OPTIONAL CASH INVESTMENTS

  18. How does the optional cash investment feature work?

  All participants, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash investments. The Plan Administrator will apply any optional cash investments received from a participant to the purchase of shares of Common Stock for the account of the participant on the next investment date (see the answer to Question 12).

  All shares of Common Stock purchased with optional cash investments will be credited to a participant's account under the Plan. Thereafter, all cash dividends on such shares held by the Plan will be paid in cash, unless the participant has elected otherwise.

  If a stockholder chooses to participate in the Plan by submitting optional cash investments only, the participant will continue to receive cash dividends on all other shares in the usual manner.

  19. How does a participant make optional cash investments?

  An initial optional cash investment may be made by a participant when enrolling in the Plan by enclosing a check or money order with the Authorization Form. The check or money order should be made payable to the Plan Administrator ("The First National Bank of Boston") and delivered, along with the Authorization Form, to the Plan Administrator at the address set forth in the answer to Question 3. Checks drawn against non-U.S. banks must have U.S. currency printed on them. DO NOT SEND CASH. Thereafter, optional cash investments may be made by using the designated portion of the regular statement of account sent to the participant by the Plan Administrator.

  20. What are the limits on making optional cash investments?

  Optional cash investments made by a participant must be at least $50 per payment and cannot exceed a total of $15,000 per calendar quarter. The same amount need not be submitted each quarter and there is no obligation to make an optional cash investment each quarter. Optional cash investments received by the Plan Administrator on or before the third business day prior to an investment date will be used to purchase shares of Common Stock on or beginning on such investment date. Optional cash investments received later than the third business day prior to an investment date will be held by the Plan Administrator until the next investment date.

  An optional cash investment of less than $50 and optional cash investments in excess of the $15,000 per quarter limit, will be returned by the Plan Administrator to the participant without interest.

  21. Is interest paid on optional cash investments received prior to an investment date?

  No. Under no circumstances will interest be paid on optional cash investments. Participants are therefore urged to time the transmittal of their optional cash investments so that they are received by the Plan Administrator as close as possible to (but no later than three business days in advance of) an investment date.

  22. Under what circumstances may a participant obtain a return of an optional cash investment?

  Optional cash investments (including payroll deductions) received by the Plan Administrator will be returned to the participant upon request if received by the Plan Administrator at least two business days prior to the investment date.

OPTIONAL CASH INVESTMENTS THROUGH PAYROLL DEDUCTIONS

  23. How does an employee of the Corporation elect to participate in the Plan through payroll deductions?

  Any employee of the Corporation is eligible to participate in the Plan through payroll deductions. To participate, an employee must obtain a Payroll Deduction Authorization Form from the Human Resources Department. The Payroll Deduction Authorization Form authorizes the Corporation to deduct the amount specified by the employee (of not less than $50 per calendar quarter) from the employee's after-tax earnings. Payroll deductions may not at any time exceed the employee's after-tax earnings nor may the total of all optional cash investments (including investments other than by payroll deduction) during a calendar quarter exceed $15,000.

  In order to commence payroll deductions, the Payroll Deduction Authorization Form must be completed and received by the Human Resources Department at least two weeks before the pay period on which the employee wishes deductions to commence.

  24. When will the payroll deductions be received and invested by the Plan Administrator?

  The Corporation will submit to the Plan Administrator the total payroll deductions for a month no later than three business days prior to the next investment date. For example, payroll deductions for the month of May would be submitted to the Plan Administrator no later than three business days prior to the fifth day of June, unless such day falls on a weekend or on a day when the New York Stock Exchange is closed, in which case the investment date would be the next business day.

  25. How does an employee change the amount of his payroll deductions?

  An employee for whom payroll deductions have commenced may change the amount of his deductions by obtaining, completing and submitting a new Payroll Deduction Authorization Form to the Human Resources Department. The Payroll Deduction Authorization Form must be received at least two weeks before the pay period as of which the employee wishes to have the amount of deductions changed.

  26. What happens when a pay period does not coincide with the end of the month?

  All deductions made after the last pay period of a month will be held by the Corporation and invested with the payroll deductions for the next month. The payroll deductions transferred to the Plan Administrator for any month will consist of the deductions made for each payroll period that ended during the month. Under no circumstance will interest be paid on payroll deductions held for investment.

  27. Can an employee elect to discontinue payroll deductions?

  Yes. An employee for whom payroll deductions have commenced may cease making such deductions by obtaining, completing and submitting a new Payroll Deduction Authorization Form to the Human Resources Department. The Payroll Deduction Authorization Form must be received at least two weeks before the pay period as of which the employee wishes to cease such deductions.

  28. May a participant terminate his payroll deductions and still remain in the Plan?

  Yes. A participant who terminates his payroll deductions may retain his Plan account. Dividends paid on shares left in the participant's Plan account (other than shares held solely for safekeeping) will continue to be automatically reinvested.

COSTS

  29. Are there any expenses to participants in connection with purchases under the Plan?

  No. All costs of administration of the Plan, including any brokerage fees and commissions, are paid by the Corporation. However, participants may bear certain expenses if shares held in their Plan accounts are sold (see the answer to Question 35).

REPORTS TO PARTICIPANTS

  30. How will a participant be advised of the purchase of shares of Common
Stock?

  Each stockholder who participates in the Plan will receive a quarterly statement of his account. Each stockholder who submits optional cash investments also will receive a statement of his account for any month in which an optional cash investment is made. These statements of account show any cash dividends reinvested and any optional cash investments received, the number of shares purchased, the applicable purchase price, the number of shares held for the participant by the Plan after giving effect to such purchases, the number of shares registered in the name of the participant on which dividends are being invested under the Plan, and an accumulation of the transactions for the current calendar year to date. Statements of account are mailed to participants as soon as practicable after each applicable investment date.

  These statements are a participant's continuing record of the cost of purchases of shares of Common Stock under the Plan, and the last cumulative statement for each year should be retained for income tax purposes.

  Each participant will also receive future prospectuses for the Plan and copies of other communications sent to the Corporation's stockholders which generally, include annual reports, quarterly reports, the notice of the annual meeting, proxy statements and income tax information for reporting distributions (including dividends) paid by the Corporation.

SAFEKEEPING OF CERTIFICATES

  31. How does the arrangement for the safekeeping of certificates work?

  The safekeeping arrangement for certificates gives a participant the opportunity to deposit any or all of his Common Stock certificates registered in his name with the Plan Administrator. Since the shares will be held by the Plan Administrator, the participant is relieved of the safekeeping responsibility. This feature protects the stockholder from the risk of loss, theft or destruction of his certificates.

  To deposit a certificate with the Plan Administrator for safekeeping, the participant must mail the certificate by registered or certified mail, return receipt requested, to the Plan Administrator at the address set forth in the answer to Question 3. DO NOT ENDORSE THE CERTIFICATE.

CERTIFICATES FOR SHARES

  32. Will stock certificates automatically be issued for shares of Common Stock purchased under the Plan?

  No. Shares of Common Stock purchased under the Plan will be credited to a participant's account under the Plan and will be shown on the participant's statement of account. Certificates will not be issued unless a participant so requests in writing. Upon written request of a participant, certificates for any number of shares up to the total number of whole shares credited to the participant's account under the Plan will be issued. Requests for certificates should be mailed to the Plan Administrator at the address set forth in the answer to Question 3. Any remaining whole shares and any fractional share will continue to be held in the participant's account. Certificates for fractional shares will not be issued under any circumstances.

  Shares credited to the account of a participant under the Plan may not be pledged or assigned and any purported pledge or assignment will be void. A participant who wishes to pledge or assign shares credited to his account must request that a certificate for such shares be issued in his name.

  33. Can a certificate be issued in a name other than the participant's?

  Yes. An account will be maintained in each participant's name as shown on the stockholder records at the time the participant enrolls in the Plan. When issued, certificates for whole shares will be registered in that name exactly as it appears on the participant's account.

  Upon written request to the Plan Administrator, certificates can be registered and issued in a name other than the name in which an account is maintained, provided that the request bears the signature(s) of the participant(s) and the signature(s) is guaranteed by a commercial bank or member firm of a national securities exchange. This constitutes re-registration and is subject to compliance with any applicable laws and to the payment by the participant of any applicable stock transfer taxes. A new certificate(s) will be issued promptly by the Plan Administrator.

TERMINATION OF PARTICIPATION

  34. May a participant terminate participation in the Plan?

  Yes. The Plan is entirely voluntary and a participant may request termination of his participation in the Plan at any time.

  If a termination request is received by the Plan Administrator prior to the record date for a cash dividend, such dividend and all subsequent dividends on shares registered in the participant's name will be paid to the participant in cash. If such request is received on or after the record date for a dividend, the dividend will be reinvested for the participant's account on the corresponding dividend payment date. All dividends, thereafter, will be paid to the withdrawing participant in cash. Any optional cash investment received by the Plan Administrator will be invested as of the next investment date unless a termination request is received by the Plan Administrator at least two business days prior to such date.

  A stockholder may resume participation in the Plan at any time by sending a completed Authorization Form to the Plan Administrator. Until such time, dividends will be paid to the stockholder in cash.

  35. How does a participant terminate participation in the Plan?

  In order to terminate participation in the Plan, a participant must notify the Plan Administrator in writing, by using the tear-off portion of the account statement for that purpose. All joint owners must sign. When a participant terminates his participation in the Plan or upon termination of the Plan by the Corporation (see the answer to Question 44), not later than 30 days thereafter, a certificate for the whole shares credited to a participant's account under the Plan will be issued and a cash payment will be made for any fractional share based on the then current market price.

  Upon termination of participation in the Plan, a participant may request that all or a portion of the whole shares credited to his account under the Plan be sold. As soon as practicable after receipt of notice of termination and consent to sell, the Plan Administrator will place a sell order with a brokerage firm selected by the Plan Administrator. Such sale will be effected within 30 days after the receipt of notice of termination. The participant will receive the proceeds of the sale less any brokerage commission and any transfer tax.

FEDERAL INCOME TAX CONSEQUENCES

  36. What are the Federal income tax consequences of participation in the Plan?

  In general, stockholders who participate in the Plan will be subject to the same Federal income tax consequences, with respect to the dividends payable to them, as nonparticipating stockholders of the Corporation. A participant will be treated for Federal income tax purposes as having received, on each quarterly dividend payment date, a dividend equal to the full amount of the cash dividend payable for the quarter with respect to the participant's shares of Common Stock, even if that amount is not actually received in cash, but instead is applied to the purchase of shares of Common Stock for the participant's account.

  In addition, the amount of any brokerage fees paid for a participant by the Corporation or the Plan Administrator in connection with the purchase of shares will be taxed as a dividend to the participant.

  An employee who makes optional cash investments through payroll deductions is subject to the same Federal income tax consequences as if the employee had received the funds deducted for the purchase of shares of Common Stock. Thus, an employee's purchase of shares through payroll deductions does not decrease the amount of income tax imposed on the employee's earnings.

  The participant's tax basis of shares purchased with reinvested dividends or optional cash investments under the Plan will depend upon the source of the shares. The tax basis of shares purchased from the Corporation will be equal to the purchase price of the shares (see the answer to Question 13). The tax basis of shares purchased in the open market or in negotiated transactions will be equal to the purchase price of the shares (see the answer to Question
13) increased by a pro rata share of any brokerage and other fees paid for the participant by the Corporation. The holding period for shares of Common Stock acquired pursuant to the Plan will begin on the day following the day the shares are allocated to the participants' accounts.

  Participants will not realize taxable income when they receive certificates for whole shares credited to their accounts, either upon their request for such certificates or upon withdrawal from or termination of the Plan. However, participants must recognize any gain or loss when whole shares acquired under the Plan are sold or exchanged--either by the Plan Administrator at the request of a participant or following the withdrawal of the shares from the Plan by the participant. A participant also must recognize any gain or loss when he receives a cash payment for a fractional share credited to his account under the Plan upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his shares or fractional share and the basis thereof.

  ALL PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES (INCLUDING STATE AND LOCAL TAX CONSEQUENCES) THAT MAY RESULT FROM THEIR PARTICIPATION IN THE PLAN AND THE SUBSEQUENT SALE OR OTHER TRANSFER BY THEM OF SHARES ACQUIRED PURSUANT TO THE PLAN.

  37. Is the Plan Administrator required to withhold Federal income tax on the payment of dividends under the Plan?

  Yes. Under current Federal income tax laws, the Plan Administrator (in its capacity as the dividend disbursing agent for the Corporation) may be required to withhold a certain percentage (called "backup withholding") from the amount of dividends that would otherwise be made available to the participant or reinvested under the Plan. This withholding is required if any participant has failed to furnish a valid taxpayer identification number, failed to report interest or dividends properly on his tax return or failed, when required, to certify that the participant is not subject to backup withholding. Should backup withholding be required as to any dividends to be reinvested under the Plan, the Plan Administrator will endeavor to notify the participant of this requirement when withholding begins. The amount withheld will be deducted from the amount of the dividend and only the remaining amount will be reinvested.

OTHER INFORMATION

  38. What happens when a participant sells or transfers all of the shares of Common Stock registered in his name?

  If a participant disposes of all shares of Common Stock registered in his name, shares held in the Plan will not be affected. The Plan Administrator will continue to reinvest the dividends on all shares remaining in the account under the Plan, or continue to pay the dividends in cash as previously authorized by the participant.

  39. What happens if a participant sells or transfers some but not all of the shares registered in his name or held in safekeeping?

  If the participant is reinvesting the cash dividends on all of the shares registered in his name (i.e., if the participant elected the "Full Dividend Reinvestment" option described in the answer to Question 9) and the participant disposes of a portion of those shares, the Plan Administrator will continue to reinvest the dividends on the remainder of the shares registered in the participant's name.

  If the participant is receiving a cash dividend on only a portion of shares registered to the participant in certificate form or on shares held in the Plan account, and the participant disposes of a portion of such shares, the Plan Administrator will continue to pay a cash dividend on the previously elected number of shares to be paid in cash and continue to reinvest the balance, provided the participant still owns sufficient shares to satisfy the number of shares to be paid in cash.

  For example, if a participant authorized the Plan Administrator to pay cash dividends on 100 shares and to reinvest the dividends on all other shares and the participant disposed of 50 shares, the Plan Administrator would continue to pay a cash dividend on the 100 shares provided the participant had a share balance large enough to satisfy the 50 shares due to be disposed of. If the participant does not have a share balance large enough to satisfy the specified number of shares to be disposed of, then the Plan Administrator will pay a cash dividend on all shares remaining in the participant's account.

  40. How is a participant's Plan account handled when a participant dies?

  A participant's Plan account will be held by the Plan Administrator and cash dividends will be reinvested as usual until the Plan Administrator receives from the legal representative of the participant's estate a death certificate, official written confirmation regarding the disposition of the estate, and written instructions to withdraw the shares of Common Stock. No optional cash investments may be made in the name of the participant after his death. These procedures also will be followed in the event a participant is adjudicated incompetent.

  41. If the Corporation sells additional shares of Common Stock through a rights offering, how will the rights on shares of Common Stock held by the Plan be handled?

  All rights on shares registered in the name of the Plan Administrator (or its nominee) will be issued to the Administrator. If such rights have a market value, the Plan Administrator will sell such rights, apply the proceeds to the purchase of additional shares of Common Stock on the next investment date, and credit such Common Stock to each participant's account in proportion to the full and fractional shares held as of the record date for such rights. Alternatively, any participant who wishes to exercise such rights on Plan shares may request, prior to the record date for the issuance of such rights, that the Plan Administrator deliver to the participant the certificate for the shares of Common Stock in respect of which the rights are to be issued in the manner described in the answer to Question 32.

  42. What happens if the Corporation issues a dividend payable in stock or effects a stock split?

  Any stock dividend or stock split shares distributed by the Corporation on shares credited to a participant's account under the Plan will be added to the participant's account. Stock dividends or stock split shares distributed on shares registered in the name of a participant will be mailed to him in the same manner as to stockholders who are not participating in the Plan.

  43. How will a participant's shares held under the Plan be voted at meetings of stockholders?

  A proxy card will be sent to each participant in the Plan in connection with any annual or special meeting of stockholders, as in the case of stockholders who are not participating in the Plan. This proxy will apply to all shares registered in the participant's name, if any, and to all shares credited to a participant's account under the Plan (including safekeeping shares). If properly executed, the proxy will be voted in accordance with the instructions given by the participant on the card.

  As in the case of stockholders not participating in the Plan, if a proxy card is returned, properly signed, without instructions, all of the shares covered thereby--including both shares registered in the name of the participant and shares held for the participant's account under the Plan--will be voted in accordance with the recommendations of the Corporation's management. If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted. However, the proxy card does not need to be returned to the Plan Administrator if the participant or the participant's duly appointed representative intends to vote in person at the meeting.

  44. May the Plan be changed or discontinued?

  Yes. Notwithstanding any other provision of the Plan, the Corporation reserves the right at any time or from time to time to make modifications to any provisions of the Plan or to suspend or terminate the Plan in its entirety.

  Upon termination of the Plan, any uninvested optional cash investments will be returned, certificates for whole shares credited to a participant's account will be issued, and a cash payment will be made for any fractional share credited to a participant's account.

  45. Can the Corporation terminate the participation of a participant?

  Yes. The Corporation reserves the right to terminate the participation of a participant who, in the Corporation's opinion, is misusing the Plan or is causing undue expense to the Corporation.

  46. What is sufficient notice to a participant?

  Any notice which by any provision of the Plan is required to be given by the Plan Administrator to a participant shall be in writing and shall be deemed to have been sufficiently given for all purposes if mailed by first class mail, postage prepaid, to the participant at the participant's address as it shall last appear on the Plan Administrator's records. The Plan Administrator will be fully protected in relying on such records.

  47. Can successor Plan Administrators be named?

  Yes. The Corporation may replace the Plan Administrator at any time upon written notice to the Plan Administrator and may designate another qualified administrator as successor Plan Administrator for all or a part of the Plan Administrator's functions under the Plan. All participants would be appropriately notified of any such change. If the Corporation changes the Plan Administrator, references in this Prospectus to The First National Bank of Boston shall be deemed to be references to the successor Plan Administrator, unless the context requires otherwise.

  48. Who bears the risk of fluctuations in the market price of Common Stock?

  A participant's investment in Common Stock held by the Plan is no different with regard to market risk than an investment in Common Stock held in certificate form. A participant bears the risk of loss (and receives the benefit of any gain) occurring by reason of fluctuations in the market price of Common Stock held in the participant's Plan account.

  49. Who governs and interprets the Plan?

  The Corporation has full authority, in its sole discretion, to adopt such rules and regulations as it shall deem necessary or desirable for operation of the Plan and to interpret the Plan and such rules and regulations.

  50. Can purchases or sales of Common Stock under the Plan be curtailed or suspended?

  Yes. Curtailment or suspension of purchases or sales of Common Stock under the Plan may be made at any time if such purchases or sales would, in the Corporation's judgment, contravene or be restricted by applicable regulations, interpretations or orders of the Securities and Exchange Commission, any other governmental commission, agency or instrumentality, any court or securities exchange. Neither the Corporation nor the Plan Administrator shall be accountable, or otherwise liable, for failure of the Plan to make purchases or sales at such times and under such circumstances.

  51. Who should be contacted with questions about the Plan?

  All correspondence concerning the Plan should be directed to:

    The First National Bank of Boston
    c/o Chesapeake Utilities Corporation
    Dividend Reinvestment Unit
    P.O. Box 1681
    Boston, MA 02105-1681
    (800) 736-3001

                          DESCRIPTION OF COMMON STOCK

  The Corporation's authorized capital stock consists of 12,000,000 shares of Common Stock, par value $.4867 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share, further described below. The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefore for distribution to the holders of Common Stock and to share ratably in the assets legally available for distribution to the holders of Common Stock in the event of the liquidation or dissolution, whether voluntary or involuntary, of the Corporation. Holders of Common Stock do not have cumulative voting rights in the election of directors and have no preemptive, subscription or conversion rights. The Common Stock is not subject to redemption by the Corporation.

  The preferred stock may be issued by the Corporation from time to time, by authorization of the Board of Directors and without the necessity of further action or authorization by the Corporation's stockholders, in one or more series and with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications as the Board may, in its discretion, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividends, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, which the holders of the shares of such series shall be entitiled to receive in case of a liquidiation, dissolution, or winding up of the Corporation; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by the Corporation of, the Corporation's Common Stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of the Corporation.

  Under the Corporation's Certificate of Incorporation, the affirmative vote of not less than 75% of the total voting power of all outstanding shares of its capital stock is required to approve a merger or consolidation of the Corporation with, or the sale of substantially all of its assets or business to, any other corporation (other than a corporation 50% or more of the Common Stock of which is owned by the Corporation), if such corporation or its affiliates singly or in the aggregate own or control directly or indirectly 5% or more of the outstanding shares of Common Stock, unless the transaction is approved by the Board of Directors of the Corporation prior to the acquisition by such corporation or its affiliates of ownership or control of 5% or more of the outstanding shares of Common Stock. In addition, the Corporation's Certificate of Incorporation provides for a classified Board of Directors under which one-third of the members are elected annually for three-year terms. The supermajority voting requirement for certain mergers and consolidations and the classified Board of Directors may have the effect of delaying, deferring or preventing a change in control of the Corporation.

  The transfer agent and registrar of the Common Stock is The First National Bank of Boston, P.O. Box 1681, Boston, MA 02105-1681.

                            APPLICATION OF PROCEEDS

  In the event that shares of Common Stock are purchased under the Plan from the Corporation, the proceeds will be used by the Corporation for general corporate purposes.

                                LEGAL OPINIONS

  The validity of the shares of Common Stock offered hereby has been passed upon by Covington & Burling, Washington, D.C.

                                    EXPERTS

  The financial statements of the Corporation and its subsidiaries incorporated by reference in this Prospectus have been examined by Coopers & Lybrand L.L.P., independent accountants, for the periods indicated in their report thereon which is included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. The financial statements examined by Coopers & Lybrand L.L.P. have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

                                INDEMNIFICATION

  Under the Corporation's Bylaws, each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact he is or was a director or officer of the Corporation is entitled to indemnification by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, including liabilities arising under the Securities Act of 1933, as amended. These indemnification rights include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that he is not entitled to be indemnified. These indemnification rights under the Bylaws are not exclusive of any other indemnification right which any person may have or acquire.

  Section 145 of the Delaware General Corporation Law permits indemnification of a director, officer, employee or agent of a corporation who acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In all proceedings other than those by or in the right of the corporation, this indemnification covers expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnified person. In actions brought by or in the right of the corporation (such as derivative actions), Section 145 provides for indemnification against expenses only and, unless a court determines otherwise, only in respect of a claim as to which the person is not judged liable to the corporation.

  The Corporation has in effect liability insurance policies covering certain claims against any director or officer of the Corporation by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed by such person in his capacity as director or officer.

  Article Eleventh of the Company's Certificate of Incorporation provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived any improper personal benefit.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereunder are as follows.

      Registration fee................................................. $ 1,552
      State Regulatory Authority fee...................................     100
      Printing expenses................................................  10,000
      Transfer Agent and Registrar fees................................  50,000
      Accounting fees and expenses.....................................   5,000
      Legal fees and expenses..........................................  10,000
                                                                        -------
        Total.......................................................... $77,552
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification of directors and officers under certain circumstances and subject to certain limitations. Article IX of the Bylaws of the Registrant requires such indemnification to the fullest extent permitted by law.

ITEM 16. EXHIBITS.

EXHIBIT NO.                                DESCRIPTION OF EXHIBIT
-----------                                ----------------------
 5           Opinion of Covington & Burling regarding legality of the securities being offered
24.1         Consent of Covington & Burling (included in Item 5 above)
24.2         Consent of Coopers & Lybrand L.L.P. (see page II-3)

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the

  Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

    (2) that, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statement of Chesapeake Utilities Corporation on Form S-3 covering 300,000 shares of Chesapeake Utilities Corporation Common Stock (par value $.4867 per share) of our report, dated February 10, 1995, on our audits of the consolidated financial statements and financial statement schedule of Chesapeake Utilities Corporation, as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report, financial statements and financial statement schedule are incorporated by reference in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

  We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                          Coopers & Lybrand L.L.P.

Baltimore, Maryland
November 30, 1995

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE GROUNDS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DOVER, STATE OF DELAWARE, ON THE 1ST DAY OF DECEMBER, 1995.

                                          CHESAPEAKE UTILITIES CORPORATION


                                          By:       /s/ Ralph J. Adkins
                                              ---------------------------------
                                                       RALPH J. ADKINS
                                                     PRESIDENT AND CHIEF
                                                      EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE
             ----------                        -----                 ----

      /s/ John W. Jardine, Jr.         Chairman of the          December 1, 1995
-------------------------------------   Board and Director
        JOHN W. JARDINE, JR.

         /s/ Ralph J. Adkins           President, Chief         December 1, 1995
-------------------------------------   Executive Officer
           RALPH J. ADKINS              and Director

       /s/ John R. Schimkaitis         Senior Vice              December 1, 1995
-------------------------------------   President and
         JOHN R. SCHIMKAITIS            Assistant Treasurer
                                        (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)

        /s/ Richard Bernstein          Director                 December 1, 1995
-------------------------------------
          RICHARD BERNSTEIN

        /s/ Walter J. Coleman          Director                 December 1, 1995
-------------------------------------
          WALTER J. COLEMAN

      /s/ Rudolph M. Peins, Jr.        Director                 December 1, 1995
-------------------------------------
        RUDOLPH M. PEINS, JR.

         /s/ Robert F. Rider           Director                 December 1, 1995
-------------------------------------
           ROBERT F. RIDER

        /s/ Jeremiah P. Shea           Director                 December 1, 1995
-------------------------------------
          JEREMIAH P. SHEA

                                       Director                 December 1, 1995
-------------------------------------
       WILLIAM G. WARDEN, III